Exhibit 10.6

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of October __, 2008 by and between Trans-India Acquisition Corporation, a Delaware corporation (the Purchaser”) and _______ (“Executive”) and shall become effective immediately following the closing of the Acquisition (as defined below) (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Share Exchange Agreement (as defined below).

RECITALS

WHEREAS, the Purchaser, Solar Semiconductor Ltd., a Cayman Islands company (the “Company”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India (“SSPL”), Solar Semiconductor, Inc., a California corporation (“SSI” and collectively with the Company and SSL, the “Solar Entities”), Executive, and certain other Persons have entered into a share exchange agreement of even date herewith (the “Share Exchange Agreement”), pursuant to which the Purchaser will acquire at least 80% of the outstanding shares of capital stock of the Company (the “Acquisition”).

WHEREAS, the parties acknowledge that the relevant market for the Solar Entities’ products and services is in India, the United States, and the European Union and that intense competition exists for the products and services of the Solar Entities in India, the United States, and the European Union.

WHEREAS, concurrently with the execution hereof, Executive and the Purchaser are entering into an Executive Employment Agreement or offer letter, as applicable (the “Employment Agreement”), to address Executive’s employment by the Purchaser following the consummation of the Acquisition.

WHEREAS, in consideration of the sale by Executive of his ordinary shares in the Company in connection with the Acquisition, Executive stands to realize a substantial financial benefit, which benefit is intended by the parties to compensate Executive for the full value of the ordinary shares in the Company owned by Executive.

WHEREAS, in his capacity as _____ of the Company, Executive exerted, and following the Acquisition will continue to exert as _____ of the Purchaser, significant decision-making authority with respect to the management of the Purchaser’s and the Solar Entities’ business, including with respect to the management of the Purchaser’s and the Solar Entities’ relationships with third party suppliers and customers and the Purchaser’s and the Solar Entities’ employment policies.

WHEREAS, the parties hereto agree that Executive’s services are of a special, unique and unusual character which give them distinctive value, that he has been critical to the building and retention of the goodwill inherent in the relationships of the Solar Entities with their suppliers, customers and other third party vendors, and that any breach of the agreements set forth in this Agreement would cause serious harm to the Solar Entities.

WHEREAS, in light of the foregoing, Executive has voluntarily agreed to the restrictions on his activities, and the remedies for the breach thereof, in each case, set forth in this Agreement, and acknowledges and agrees that such restrictions are wholly reasonable in light of the payments and other amounts and opportunities made available to him and the risk presented to the Purchaser’s and the Solar Entities’ business if he were to violate the restrictions set forth in this Agreement.

WHEREAS, as a condition and inducement to the Acquisition, and to preserve the value of the business being acquired by the Purchaser after the Acquisition, the Share Exchange Agreement contemplates, among other things, that Executive shall enter into this Agreement and that this Agreement shall become effective as of the Effective Date to set forth certain understandings of the parties with respect to certain restrictions on the activities of Executive during the term of Executive’s employment with the Purchaser and following the termination of Executive’s employment with the Purchaser.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the Share Exchange Agreement and the Employment Agreement and of the representations, warranties, conditions, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Covenant Not to Compete or Solicit.

(a) Executive acknowledges that during the course of Executive’s employment with the Solar Entities, Executive has received and been privy to confidential information and trade secrets of the Solar Entities and will receive Purchaser confidential information and trade secrets during the course of Executive’s employment with the Purchaser, and that Purchaser has a legitimate interest in ensuring that such confidential information and trade secrets remain confidential and are not disclosed to third parties. Thus, to avoid the actual or threatened misappropriation of such trade secrets and confidential information, Executive agrees that beginning on the Closing Date and ending on the second (2nd) anniversary of the termination of Executive’s employment with the Purchaser (the “Non-Competition Period”), Executive shall not, directly or indirectly, without the prior written consent of the Purchaser: (i) engage in, anywhere in the Restricted Territory (as defined below), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, principal, partner, executive, officer, director or otherwise, or have any ownership interest in (except for ownership of one percent (1%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any Person (including through an affiliate of such Person) that directly or indirectly engages or participates in a Competing Business Purpose (as defined below); or (ii) interfere with the business of the Purchaser or the Solar Entities or approach, contact or solicit the Purchaser’s or the Solar Entities’ customers in connection with a Competing Business Purpose. “Competing Business Purpose” means any business relating to the design, development, marketing and selling of photovoltaic modules and related devices. “Restricted Territory” means India, the United States, and the European Union.

(b) Beginning on the Closing Date and ending on the second (2nd) anniversary of the termination of Executive’s employment with the Purchaser (the “Non-Solicitation Period”), Executive shall not knowingly, directly or indirectly, without the prior written consent of the Purchaser, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of the Purchaser or any of the Solar Entities to (i) terminate his or her employment with the Purchaser or any of the Solar Entities, or (ii) engage in any action in which Executive would, under the provisions of Section 1(a) hereof, be prohibited from engaging. Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements which may be targeted to a particular geographic or technical area but which are not targeted directly or indirectly towards employees of the Purchaser or any of the Solar Entities shall not be deemed to be a solicitation under this Agreement.

(c) The covenants contained in Section 1(a) and Section 1(b) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in Section 1(a) and Section 1(b) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. To the extent that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d) Executive acknowledges that (i) Executive is familiar with the foregoing covenants not to compete or solicit; (ii) the covenants set forth in Section 1(a) and Section 1(b) hereof represent only a limited restraint and allow Executive to pursue Executive’s livelihood and occupation without unreasonable or unfair restrictions; (iii) Executive was immediately before the Closing Date a significant executive of the Solar Entities; (iv) after the Effective Date, Executive will be an officer, key employee, and/or key member of the management of the Purchaser; (v) the goodwill associated with the existing business, customers and assets of the Solar Entities prior to the Acquisition is an integral component of the value of the Solar Entities to the Purchaser and is reflected in any consideration payable to Executive in connection with the Acquisition, and (vi) Executive’s agreement as set forth herein is necessary to preserve the value of the Solar Entities to the Purchaser following the Acquisition. Executive represents that Executive is fully aware of Executive’s obligations hereunder, and acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Purchaser and each of the Solar Entities are engaged in a highly competitive industry; (B) Executive has unique access to, and will continue to have access to, the trade secrets and know-how of the Purchaser and the Solar Entities, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Purchaser and the Solar Entities; (C) Executive is accepting employment with Purchaser on favorable terms in connection with the Acquisition; (D) in the event Executive’s employment with the Purchaser ended, Executive would be able to obtain suitable and satisfactory employment without violation of this Agreement; and (E) this Agreement provides no more protection than is necessary to protect the Purchaser’s interests in its and the Solar Entities’ goodwill, trade secrets and confidential information.

(e) Executive acknowledges that Executive is subject to the Purchaser’s and the Solar Entities’ confidential information and trade secret protection policies and agrees to comply with such policies.

(f) Executive’s obligations under this Agreement shall remain in effect if Executive’s employment with the Purchaser or any of the Solar Entities is terminated for any or no reason.

(g) Executive agrees that during the Non-Competition Period, prior to becoming an employee or partner of or consultant to any Person, Executive will (i) provide written notice of such employment, partnership or consultancy to the Purchaser and (ii) provide such Person with an executed copy of this Agreement.

(h) Executive agrees that each of the Non-Competition Period and the Non-Solicitation Period shall be tolled during any period of violation of the covenants contained in Section 1(a) and Section 1(b) hereof.

2. Arbitration.

(a) Executive and the Purchaser agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in the State of Delaware, USA in accordance with the American Arbitration Association Commercial Arbitration Rules, and Supplemental Procedures for Large Complex Disputes (together the “Rules”). Such dispute or controversy shall be settled by arbitration conducted by one arbitrator mutually agreeable to the Purchaser and Executive. In the event that within forty-five (45) days after submission of any dispute to arbitration, the Purchaser and Executive cannot mutually agree on one arbitrator, the Purchaser and Executive shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding and conclusive upon the parties to the arbitration. Judgment may be entered on the arbitrator(s)’ decision in any court having jurisdiction.

(b) At the request of either party, the arbitrator(s) will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

(c) The arbitrator(s) shall apply internal Delaware law to the merits of any dispute or claim, without reference to rules of conflicts of law.

(d) The parties agree that the Purchaser would be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Executive set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Purchaser upon any such violation, the Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or any other means available to the Purchaser at law or in equity. Moreover, no violation or breach by the Purchaser will constitute a defense to injunctive relief.

(e) Either party may apply to any court of competent jurisdiction within the State of Delaware, USA for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator(s).

(f) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 2, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, EXCEPT AS SET FORTH IN SECTION 2(d) AND SECTION 2(e) ABOVE, TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

3. Miscellaneous.

(a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Subject to Section 2 hereof, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, USA in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(b) Severability. In the event that any portion of this Agreement becomes or is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and be construed as if such portion had not been included in this Agreement.

(c) No Assignment. Because the nature of the Agreement is specific to the actions of Executive, Executive may not assign this Agreement. This Agreement shall inure to the benefit of the Purchaser and its successors and assigns.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to the Purchaser prior to the closing of the Acquisition:

Trans-India Acquisition Corporation

300 South Wacker Drive, Suite 1000

Chicago, Illinois 60606 USA

Attention: Bobba Venkatadri, Chief Executive Officer

Facsimile No.: (312) 922-9283

with a copy to (which shall not constitute notice):

Cozen O’Connor

The Army and Navy Building

1627 I Street, NW, Suite 1100

Washington, District of Columbia 20006 USA

Attention: Ralph V. De Martino

Facsimile No.: (866) 741-8182

If to the Purchaser after the closing of the Acquisition:

Solar Semiconductor Ltd.

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Hari Surapaneni, President and CEO

Facsimile No.: (408) 329-5354

with a copy to (which shall not constitute notice):

Solar Semiconductor Ltd.

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Mike Ross, VP Admin, HR and Legal

Facsimile No.: (408) 329-5354

and

Hayden Bergman Rooney, Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108 USA

Attention: Kevin K. Rooney

Facsimile No.: (415) 399-9320

If to Executive:   To the address set forth on the signature page hereof.

(e) Entire Agreement. Except for any confidential information and trade secret protection agreement that may be signed by Executive and the Purchaser, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings, written or oral, between the parties with respect to the subject matter hereof.

(f) Waiver of Breach. No delay or omission by the Purchaser in exercising any right under this Agreement shall operate as a waiver of that right or any other right under this Agreement. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(g) Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other means of electronic transmission, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(h) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

(i) Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Termination. This Agreement shall terminate, including all of Executive’s obligations hereunder, if the Share Exchange Agreement is terminated pursuant to Section 9.1 thereto.

(k) Other Obligations. Executive expressly consents to be bound by the provisions of this Agreement for the benefit of the Purchaser or any parent, subsidiary or affiliate thereof without the necessity of the separate execution of this Agreement in favor of such parent, subsidiary or affiliate.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXECUTIVE

By:

Print Name:

Address:

Telephone:

Fax:

TRANS-INDIA ACQUISITION
CORPORATION,
a Delaware corporation

By:
Name:
Title:

[Signature Page to Non-Competition and Non-Solicitation Agreement]